Schedule A

October 1, 2003 through December 31, 2003
Affiliated Underwriter: Banc of America Securities, LLC
RULE 10F-3 TRANSACTIONS REPORT

	Type of
	Security*	Date			Principal/				% of
	(1), (2),	Offering	Purchase		Shares		Price Paid	% of	Fund
Issuer	(3),(4)	Commenced	Date	Selling Broker**	Purchased	Price/Par	By Fund	Issue	Assets

Nations Master Investment Trust
Nations High Yield Bond Master Portfolio
Georgia Pacific Corporation 8% 1/15/24	3	12/04/03	12/04/03	CitiGroup	5,825,000	$100.000	$5,825,000	1.17%	0.47%
Valeant Pharmaceuticals International 7% 12/15/11	3	12/09/03	12/09/03	Bear Stearns & Co	940,000	$100.000	$940,000	0.34%	0.07%
Great Lakes Dredge & Dock Corporation 7.75% 12/15/13	3	12/12/03	12/12/03	Lehman Brothers, Inc	860,000	$100.000	$860,000	0.49%	0.07%

Nations Intermediate Bond Master Portfolio
Bear Stearns Company, Inc. 4.50% 10/18/10	1	10/21/03	10/21/03	Bear Stearns & Co	2,005,000	$99.707	$1,999,125	0.27%	0.28%
FHLMC 2.875% 12/15/06	1	11/13/03	11/13/03	Bear Stearns & Co	3,750,000	$99.995	$3,749,813	0.08%	0.50%
Camden Property 5.375% 12/15/13	1	12/01/03	12/01/03	JP Morgan Chase	1,744,000	$99.424	$1,733,955	0.87%	0.24%
Diageo Finance Services BV 3% 12/15/06	1	12/10/03	12/10/03	Goldman Sachs & Co	2,441,000	$99.969	$2,440,243	0.49%	0.33%
International Paper Company 4.25% 1/15/09	1	12/10/03	12/10/03	Deutsche Bank	577,000	$99.837	$576,059	0.12%	0.08%

Nations Marsico International Opportunities Master Portfolio
Taiwan Semiconductor Manufacturing Company, Ltd.	1	11/11/03	11/11/03	Merrill Lynch & Co	194,135	$10.770	$2,090,834	0.08%	0.73%

Nations International Equity Master Portfolio — Marsico
Taiwan Semiconductor Manufacturing Company, Ltd.	1	11/11/03	11/11/03	Merrill Lynch & Co	171,448	$10.770	$1,846,495	0.08%	0.22%

Nations SmallCap Value Fund
Carter’s, Inc.	1	10/24/03	10/24/03	Goldman Sachs & Co	38,500	$19.000	$731,500	0.62%	0.58%
Overnite Corporation	1	10/30/03	10/30/03	CS First Boston Corp	38,500	$19.000	$731,500	0.15%	0.55%

Nations Small Company Master Portfolio
NPTest Holding Corporation	1	12/11/03	12/11/03	CitiGroup	214,000	$12.000	$2,568,000	1.47%	0.35%

High Yield Bond Portfolio — Core Fund
Videotron LTD 6.875% 1/15/14	3	10/02/03	10/02/03	CitiGroup	287,000	$99.081	$284,361	0.09%	0.15%
Dex Media, Inc. Disc 11/15/13	3	11/03/03	11/03/03	JP Morgan Chase	1,000,000	$64.314	$643,140	0.26%	0.33%
Dex Media, Inc. 8% 11/15/13	3	11/03/03	11/03/03	JP Morgan Chase	1,000,000	$100.000	$1,000,000	0.20%	0.52%
Terex Corporation Notes 7.375% 1/15/14	3	11/10/03	11/10/03	CS First Boston Corp	2,402,000	$99.110	$2,380,622	0.80%	1.23%
Georgia Gulf Corporation 7.125% 12/15/13	3	11/19/03	11/19/03	JP Morgan Chase	1,234,000	$100.000	$1,234,000	1.23%	0.69%
United Agri Products, Inc. 8.25% 12/15/11	1	12/11/03	12/11/03	UBS Warburg	412,000	$100.000	$412,000	0.18%	0.23%
Great Lakes Dredge & Dock Corporation 7.75% 12/15/13	3	12/12/03	12/12/03	Lehman Brothers, Inc	447,000	$100.000	$447,000	0.26%	0.25%

*     The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

**     The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).